EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-684488, 33-12453, 33-13577, 33-30884, 33-39265
and 333-0567, 333-69445 and 333-69441) of Kulicke and Soffa Industries, Inc. of our report dated December 6, 1999, relating to the financial statements of Flip Chip Technologies, LLC, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 20, 1999